Exhibit 5.1

GREGORY B. LIPSKER, PLLC

ATTORNEY AT LAW

1017 Washington Mutual Financial Center

601 West Main Avenue

Spokane, Washington   99201-0677

Telephone: (509) 232-2219

Facsimile: (509) 455-8483

glipsker@aol.com

May 3, 2010

Superior Silver Mines, Inc.

P.O. Box 469

Wallace, ID 83873

Re: Registration Statement on Form S-1 as filed May 3, 2010

Gentlemen:

We have acted as counsel to Silver Butte Company, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”), as filed on May 3, 2010 , relating to the resale by certain shareholders of the Company named in the Registration Statement (the “Selling Security Holders”) of up to 8,431,499 shares of common stock of the Company, par value $0.001 per share (the “Shares”), issued to the Selling Security Holders.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Shares will be sold as described in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

This opinion relates solely to the corporate laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus constituting part of the Registration Statement.

Sincerely,

/s/ Gregory B. Lipsker

GREGORY B. LIPSKER, PLLC